EXHIBIT 10.2

RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement, made as of June 1, 2003 (the "Grant Date"), by STRYKER CORPORATION, a Michigan corporation (the "Company"), with Stephen P. MacMillan (the "Executive");

1.  Purpose.

    The Company and the Executive are parties to an Employment Agreement, dated April 22, 2003 (as the same may be amended, the "Employment Agreement"), that provides, among other things, for the grant to the Executive of a restricted stock award (the "Award") of 50,000 shares of common stock, $.10 par value (the "Common Stock"), of the Company (the "Award Shares") effective as of the date that the Executive's employment with the Company commences.  The purpose of this Agreement is to evidence the grant to the Executive of the Award Shares and to set forth the agreement of the parties with respect to the terms and conditions applicable to the Award Shares.

2.  Transfer Restrictions; Vesting.

  Until vested in accordance with Section 2(b) or (c) hereof, none of the Award Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of by the Executive except by will or the laws of descent and distribution.

  Except as provided in Section 2(c) hereof, the Award Shares granted hereunder shall vest and be immediately transferable with respect to 20% of the Award Shares on May 31 of each of the years 2004 through 2008 (each such date, a "Vesting Date") and a certificate for the Award Shares that vest on each Vesting Date shall be issued to Executive promptly following such Vesting Date.

  All Award Shares that have not yet vested pursuant to Section 2(b) shall be forfeited if the Executive's employment with the Company is terminated pursuant to subsection (a) or (e) of Section 8 of the Employment Agreement.  Notwithstanding Section 2(b) hereof, all Award Shares shall be fully vested and deliverable to Executive (or, if applicable, the Executive's designated beneficiary or estate) immediately in the event that the Executive's employment with the Company is terminated pursuant to subsection (b), (c), (d) or (f) of Section 8 of the Employment Agreement (the date of any such termination also being a "Vesting Date" hereunder).

3.  Adjustment of Award Shares.

  In the event of any change in the Company's Common Stock through merger, consolidation, reorganization, reclassification, recapitalization, stock dividend or other change in the corporate structure during the period between the Grant Date and the vesting or forfeiture of the Award Shares pursuant to Section 2 (the "Award Period"), then there shall be substituted for or added to each Award Share the number and kind of shares of stock or other securities into which each outstanding share of Common Stock of the Company shall be so changed, or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be, and references herein to the Common Stock shall be deemed to be references to any such stock or other securities as appropriate.

  Shares of Common Stock added to the Award pursuant to this Section 3 shall be subject to all of the terms and conditions of this Agreement and, unless earlier vested pursuant to Section 2(c), shall vest on each remaining Vesting Date in a number determined by multiplying the number of shares of Common Stock added to the Award by a fraction, the numerator of which is one and the denominator of which is the number of remaining Vesting Dates.

4.  Rights as Stockholder.

  The Company shall issue or cause to be issued one or more stock certificates (collectively, the "Certificate") in the Executive's name representing the Award Shares.  The Certificate shall be held by the Secretary of the Company (the "Escrow Agent") and shall be imprinted with a legend stating that the shares represented thereby may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in accordance with this Agreement.  The Escrow Agent will hold the Certificate and will cause a certificate representing the portion of the Award Shares that have vested to be delivered to the Executive promptly after the applicable Vesting Date.  The Escrow Agent will cause the cancellation of the Certificate with respect to any Award Shares that are forfeited.  The Executive will duly endorse in blank and transmit to the Escrow Agent the attached Stock Power.

  Until the Certificate is issued, the Executive shall not be entitled to any of the rights of a stockholder with respect to the Award Shares.  When the Certificate is issued, the Executive shall be entitled to all of the rights of a stockholder with respect to the Award Shares, including the right to vote such shares and to receive cash dividends paid on such shares, except that, until vested, the Executive may not sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any of the Award Shares.

5.  No Limitation on Rights of the Company.

    The granting of Award Shares shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6.  Employment of Executive.

    Nothing in this Agreement or in the Award shall be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company shall continue to employ the Executive, or as affecting in any way the right of the Company to terminate the employment of the Executive at any time.  This Agreement shall not in any way affect the terms and provisions of the Employment Agreement.

7.  Government Regulation.

    Notwithstanding anything contained herein to the contrary, the Company's obligation to deliver the Certificate to the Escrow Agent or stock certificates to the Executive upon vesting of the Award Shares shall be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.  Withholding.

    The Company may require as a condition of the payment of cash dividends on Award Shares or the distribution of the Award Shares upon vesting that the Executive or beneficiary pay the Company the amount that the Company determines to be required to be withheld for federal, state, provincial, local, or other tax laws, including, without limitation, applicable income, employment and insurance taxes.  The withholding requirement upon vesting may be satisfied by the Company's withholding of a portion of the Award Shares to which the Executive or beneficiary otherwise would be entitled equivalent in value to the taxes required to be withheld, determined based upon the price per share of the Company's Common Stock on the Vesting Date or, if the Vesting Date is not a business day, the last business day immediately preceding the Vesting Date, in each case as reported on the New York Stock Exchange Composite Transactions for such date.  In addition, the Executive may be required to report the grant and/or exercise of the Award to federal, state, provincial, local or other tax authorities under applicable law.

9.  Notice.

    Any notice to the Company provided for in this instrument shall be addressed to it in care of its Secretary, 2725 Fairfield Road, Kalamazoo, Michigan 49002, and any notice to the Executive (or other person entitled to receive the Award Shares) shall be addressed to such person at the address then on file with the Company, or to such other address as either may designate to the other in writing.  Any notice shall be deemed to be duly given if and when delivered personally or on the date of written confirmation of receipt when sent by overnight courier or registered or certified mail, return receipt requested, addressee only, postage prepaid or such other method of delivery as provides written confirmation.

10.  Nontransferability.

    No interest of the Executive or any beneficiary in or under this Agreement will be assignable or transferable by voluntary or involuntary act or by operation of law, other than by testamentary bequest or devise or the laws of descent or distribution.  All rights of the Executive and his or her beneficiary in and under this Agreement will be wholly inalienable and beyond the power of any person to anticipate or in any way create a lien or encumbrance upon them.  Distribution of vested Award Shares will be made only to the Executive or, if the Compensation Committee (the "Committee") of the Company's Board of Directors has been provided with evidence acceptable to it that the Executive is legally incompetent, the Executive's personal representative or, if the Executive is deceased, to the beneficiaries or personal representative that the Executive has designated in the manner required by the Committee.  The Committee may require personal receipts or endorsements of a Executive's personal representative or beneficiaries.  Any effort to assign or transfer a right under this Agreement in contravention of this Section will be wholly ineffective and will be grounds for termination by the Committee of all rights of the Executive and his or her beneficiary in and under this Agreement.

11.  Administration.

    The Agreement shall be administered by the Compensation Committee.  The Committee shall have authority to interpret the Agreement, to adopt and revise rules and regulations relating to the Agreement and to make any other determinations that it believes necessary or advisable for the administration of the Agreement.  Determinations by the Committee shall be final and binding on all parties with respect to all matters relating to the Agreement.

12.  Binding Effect.

    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

13.  Entire Agreement; Amendment.

    This Agreement is the entire Agreement between the parties with respect to the Award, and any and all prior oral and written representations are merged in this Agreement.  Notwithstanding the preceding sentence, this Agreement shall not in any way affect the terms and provisions of the Employment Agreement.  This Agreement may be amended, modified or terminated only by written agreement between the Executive and the Company.  The headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define or limit the scope, extent, or intent of this Agreement or any provision hereof.  Each party has cooperated in the preparation of this Agreement.  As a result, this Agreement shall not be construed against any party on the basis that the party was the draftsperson.

14.  Governing Law.

    The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Michigan, without regard to the conflicts of laws principles thereof.

15.  Counterparts.

    This Agreement may be executed in one or more counterparts, all of which together shall constitute but one Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

STRYKER CORPORATION

/s/ JOHN W. BROWN
Chairman of the Board
and Chief Executive Officer

/s/ STEPHEN P. MACMILLAN

STOCK POWER

FOR VALUE received, Stephen P. MacMillan does hereby sell, assign and transfer unto Dean H. Bergy, Corporate Secretary of STRYKER CORPORATION, as Escrow Agent, in accordance with that certain Restricted Stock Agreement (the "Agreement"), dated as of the date hereof, between the undersigned and STRYKER CORPORATION, that number of shares of STRYKER CORPORATION Common Stock awarded to me under the Agreement subject to the restrictions of the Agreement and do hereby irrevocably constitute and appoint said Escrow Agent as Attorney to transfer the said stock on the books of STRYKER CORPORATION, with full power of substitution in the premises.

DATED:  June 1, 2003

/s/ STEPHEN P. MACMILLAN